Exhibit 99.1
Wheels Up Announces Executive Leadership Transitions

Chief Financial Officer Todd Smith and Chief Legal Officer Laura Heltebran to depart

Matthew Knopf to join as Chief Legal Officer and Secretary,
with Eric Cabezas acting as interim Chief Financial Officer

Atlanta, GA – August 21, 2024 – Wheels Up Experience Inc. (NYSE: UP) today announced two transitions on its executive leadership team, as Chief Financial Officer Todd Smith will be leaving the company for a new role, and Chief Legal Officer Laura Heltebran will be departing to pursue other opportunities.

Starting September 9, Matthew Knopf will be joining Wheels Up as Chief Legal Officer and Secretary, with Eric Cabezas acting as interim Chief Financial Officer while a search is conducted for Smith’s replacement.

Knopf has served as Senior Vice President and Deputy General Counsel at Delta Air Lines since 2015, leading the Corporate Transactions, Aircraft Transactions & Finance, SEC & Corporate Governance and Corporate Real Estate legal teams.

“Over the last nine years, Matthew has played a pivotal leadership role in the completion of Delta’s many significant transactions and key joint venture restructurings, while serving as Deputy General Counsel,” said Wheels Up Chief Executive Officer George Mattson. “His impressive breadth of experience built during his over 35-year legal career, along with his deep knowledge of the industry and our company, will undoubtedly ensure a seamless transition as Matthew assumes his new role. We’re thrilled to welcome him to the team.”

Cabezas joined Wheels Up in 2019 and previously acted as interim CFO during a period of transition for the company. In his role as SVP of Finance, Cabezas is responsible for providing key financial support to Wheels Up's commercial, operational and functional teams. He was also instrumental in the process of securing the company's 2023 capital investment.

“As we conduct our search for Todd’s replacement, we would like to thank Eric for stepping into the role of interim CFO for the second time in his tenure at Wheels Up,” said Mattson. “I have worked extensively with Eric and have every confidence in his ability to lead our finance team as we continue down the path to becoming a profitable and resilient business.”

Mattson continued, “Todd and Laura were valued members of the executive leadership team who both made critical contributions during their time here. I wish them both the best in their future endeavors.”

About Wheels Up
Wheels Up is a leading provider of on-demand private aviation and one of the largest companies in the industry. Wheels Up offers a complete global aviation solution with a large and diverse fleet and a global network of safety-vetted charter operators, all backed by an uncompromising commitment to safety and service. Customers can access charter and membership programs, as well as unique commercial travel benefits through a one-of-a-kind, strategic partnership with Delta Air Lines. Wheels Up also offers cargo, safety and security solutions and managed services to individuals, industry, government and civil organizations.

Wheels Up is guided by the mission to deliver a premium solution for every customer journey. With the Wheels Up mobile app and website, members and customers have the digital convenience to search, book and fly.

Cautionary Note Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside of the control of Wheels Up Experience Inc. (“Wheels Up”). These forward-looking statements include, but are not limited to, statements regarding the expected impact and timing of certain personnel transitions. The words “anticipate,” “continue,” “could,” “expect,” “plan,” “potential,” “should,” “would,” “pursue” and similar expressions, may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in Wheels Up’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 7, 2024 and Wheels Up’s other filings with the SEC from time to time. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, Wheels Up does not intend to update any of these forward-looking statements after the date of this press release.

For more information, please visit: wheelsup.com

Media Contact
press@wheelsup.com
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